                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12



--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (4) Date Filed:
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

                              BENJAMIN MOORE & CO.

                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               ------------------

    The Annual Meeting of the Shareholders of Benjamin Moore & Co. will be held on Thursday, the 15th day of April, 1999, at 11:00 o'clock in the morning, New Jersey time, at the Woodcliff Lake Hilton, Chestnut Ridge Road and Tice Boulevard, Woodcliff Lake, New Jersey, for the following purposes:

        1. To elect four (4) Class II Directors to hold office for three years each.

        2. To amend the Restated Certificate of Incorporation and the Bylaws of the Company to grant the Board of Directors the authority to amend, alter,change and repeal the Bylaws and to adopt new Bylaws without shareholder approval.

        3. To amend the Restated Certificate of Incorporation of the Company to eliminate the preemptive rights of holders of all shares of the Company's equity securities.

        4. To transact such other business as may properly be brought before the meeting, or any adjournment or postponement thereof.

    In accordance with the Bylaws of the Company, the Board of Directors has fixed the close of business on March 1, 1999 as the record date for the meeting. Accordingly, only shareholders of record at the close of business on March 1, 1999 will be entitled to notice of and to vote at the meeting.

    Whether or not you expect to be personally present at the meeting, please complete, date, sign and return the enclosed proxy in the envelope which is provided in order to be certain that your shares will be voted at the meeting.

    If you attend, we invite you to stay for lunch after the meeting. In order that we may plan for lunch, we request you to please complete and return the enclosed card together with the proxy.


Montvale, New Jersey
March 18, 1999


                                            By Order Of The Board of Directors
                                                     John T. Rafferty
                                                        SECRETARY

                                PROXY STATEMENT

GENERAL

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Benjamin Moore & Co., a New Jersey corporation (the "Company"), of proxies to be used at the Annual Meeting of Shareholders to be held on the 15th day of April, 1999, at 11:00 o'clock in the morning, New Jersey time, or at any adjournment or postponement thereof (the "Meeting"). Only shareholders of record at the close of business on March 1, 1999 (the "Record Date") will be entitled to notice of and to vote at the Meeting.


    The principal executive offices of the Company are located at 51 Chestnut Ridge Road, Montvale, New Jersey 07645. This Proxy Statement and the related Notice of Annual Meeting of Shareholders and proxy were first sent or given to shareholders on or about March 18, 1999.


    The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998, including financial statements, accompanies this Proxy Statement and the related Notice of Annual Meeting of Shareholders and proxy.

    The cost of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees (none of whom will receive any compensation therefor in addition to their regular compensation) to solicit proxies, personally or by telephone. Arrangements may also be made with banks, brokerage houses and other custodians, nominees and fiduciaries to forward the proxy materials to the beneficial owners, and the Company may reimburse such banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in connection therewith. At the 1998 Annual Meeting of Shareholders, more than 90% of the outstanding shares were represented at the meeting in person or by proxy.

OUTSTANDING SHARES

    At the close of business on March 1, 1999, there were 8,905,092 shares of Common Stock, par value $10 per share, outstanding. Each share of Common Stock is entitled to one vote on all matters with respect to which holders thereof are entitled to vote, as set forth in the accompanying Notice of Annual Meeting of Shareholders.

PROXY PROCEDURE

    The form of proxy provides space for a shareholder to withhold authority to vote for any or all nominees for the Board of Directors or to abstain from voting on the proposed amendments of the Company's Restated Certificate of Incorporation (the "Certificate") and the Bylaws (the "Bylaws") if the shareholder chooses to do so. The election of Directors requires a plurality of the votes cast. Approval of each of the proposals to amend the Certificate and the Bylaws requires the affirmative vote of 66 2/3% of the outstanding shares of the Company's Common Stock entitled to vote thereon. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Meeting. For purposes of election of Directors, abstentions and broker non-votes are not considered as votes cast. For purposes of the proposals to amend the Certificate and the Bylaws, abstentions and broker non-votes are considered as votes against the proposals. The presence of a majority of the outstanding shares of Common Stock will constitute a quorum. Votes on each of the above matters will be counted by duly appointed inspectors of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the Meeting and the validity of proxies and ballots, count all votes and report the results to the Company.

    A properly completed, signed and dated proxy which is received prior to the Meeting will be voted in the manner specified therein. If authority to vote for one or more of the nominees for election as Director has not been withheld on the proxy in accordance with the instructions set forth thereon, the proxy will be voted for the election of all such nominees; if authority to vote for one or more of such nominees has been so withheld, the proxy will only be voted for the election of the balance of such nominees. The proxy will be voted for not more than four (4) Directors. If no direction is given with respect to either of the proposals to amend the Certificate and the Bylaws, a signed proxy will be voted in favor of such proposals.

    At the date of this Proxy Statement, the Board of Directors does not know of any matters to be brought before the Meeting which are not set forth in the accompanying Notice of Annual Meeting of Shareholders. A proxy in the accompanying form will confer discretionary authority with respect to any such other matter. If any such other matter or matters are properly brought before the Meeting or any adjournment(s) or postponement(s) thereof, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment.

    A shareholder may revoke his or her proxy prior to the voting thereof by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later dated proxy, or by attending the Meeting and voting his or her shares in person.

                             PRINCIPAL SHAREHOLDERS


    Set forth below is certain information, as of March 1, 1999 (or in the case of interests under the Company's Employees' Stock Ownership Plan (the "ESOP"), the most recent allocation date which is December 31, 1998), with respect to certain persons, including each person who, to the knowledge of the Company, may be deemed to own beneficially (within the meaning of the applicable rules and regulations of the Securities and Exchange Commission) more than five percent of the Company's Common Stock. In reviewing the following table, it should be noted that, as set forth in the notes thereto, a substantial number of the shares are held in trusts, the trustees of which are more than one of the persons named below; accordingly, the number of shares set forth opposite the name of each such person (and the corresponding percentage ownership represented thereby) refers, in several instances, to the same shares.


    The shares shown include stock options issued under the Stock Option Plans of the Company which are exercisable on or within sixty days after March 1, 1999. The stock options permit the purchase of a total of 10,500 shares, 11,000 shares, 15,000 shares and 8,500 shares by Messrs. Belcher, Jr., Dupuy, Roob and Vail, respectively, each of whom is a Director of the Company. For the purpose of calculating percentage ownership for each person such shares were also considered to be outstanding.


                                                                                      SHARES OWNED     APPROXIMATE
                                                                                      BENEFICIALLY    PERCENTAGE OF
                                                                                          AS OF        OUTSTANDING
NAME AND ADDRESS                                                                      MARCH 1, 1999      SHARES
------------------------------------------------------------------------------------  -------------  ---------------
Benjamin M. Belcher, Jr.............................................................     972,497(1)          10.9
51 Chestnut Ridge Road
Montvale, New Jersey 07645

Yvan Dupuy..........................................................................     415,665(2)           4.7
51 Chestnut Ridge Road
Montvale, New Jersey 07645

Richard Roob........................................................................     544,000(3)           6.1
51 Chestnut Ridge Road
Montvale, New Jersey 07645

Charles C. Vail.....................................................................     521,448(4)           5.9
51 Chestnut Ridge Road
Montvale, New Jersey 07645

Benjamin Moore & Co. Employees' Stock...............................................     397,425(5)           4.5
Ownership Plan Trust
51 Chestnut Ridge Road
Montvale, New Jersey 07645

------------------------


(1) Includes 841,558 shares held by trusts of which Mr. Belcher, Jr. is a co-trustee. The other co-trustees of said trusts are as follows: (a) trusts holding a total of 16,000 of such shares--individuals having no affiliation with the Company; (b) trusts holding 420,133 of such shares--Mr. Vail; and
    (c) a trust holding 8,000 of such shares--Mrs. Sara B. Wardell, a Director of the Company. In each case, the co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof. Also, Mr. Belcher, Jr. is one of three trustees of the ESOP. Mr. Belcher, Jr. has an interest under the ESOP in 2,405 shares. The other trustees are Mr. Yvan Dupuy and Mr. Richard Roob, each of whom is a Director of the Company. Mr. Belcher, Jr.'s wife owns 2,824 shares which are not counted above, and in which he disclaims any beneficial interest.


(2) Mr. Dupuy is one of three trustees of the ESOP. Mr. Dupuy has an interest under the ESOP in 1,261 shares. The other trustees are Mr. Benjamin M. Belcher, Jr. and Mr. Richard Roob, each of whom is a Director of the Company.

(3) Includes 434,210 shares held by trusts of which Mr. Roob is a co-trustee. The other co-trustees of said trusts are as follows: (a) a trust holding 19,200 of such shares--Mrs. Wardell and Mr. Vail; (b) a trust holding 8,059 of such shares--an individual having no affiliation with the Company and a retiree of the Company; and (c) a trust holding 9,526 of such shares--an individual having no affiliation with the Company. In each case, the trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof. Also, Mr. Roob is one of three trustees of the ESOP. Mr. Roob has an interest under the ESOP in 3,203 shares. The other trustees are Mr. Benjamin M. Belcher, Jr. and Mr. Yvan Dupuy, each of whom is a Director of the Company. Mr. Roob's wife owns 21,000 shares and each of his two daughters owns 2,500 shares, which are not counted above, and in which he disclaims any beneficial interest.

(4) Includes 506,433 shares held by trusts of which Mr. Vail is a co-trustee. The other co-trustees of said trusts are as follows: (a) trusts holding 420,133 of such shares--Mr. Belcher, Jr.; (b) a trust holding 19,200 of such shares--Mr. Roob and Mrs. Wardell; (c) a trust holding 24,000 of such shares-- Mrs. Wardell; (d) a trust holding 33,600 of such shares--Mr. Ward
    B. Wack, a Director of the Company; (e) a trust holding 8,000 of such shares--an individual having no affiliation with the Company; and (f) a trust holding 1,500 of such shares--an individual having no affiliation with the Company and a retiree of the Company. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof. Also includes 1,015 shares in which Mr. Vail has an interest under the ESOP. Mr. Vail's wife owns 200 shares which are not counted above, and in which he disclaims any beneficial interest.

(5) The ESOP (described hereafter) owns these shares and the three trustees are Mr. Benjamin M. Belcher, Jr., Mr. Yvan Dupuy and Mr. Richard Roob.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Pursuant to the Company's Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes. Each year the Directors in one class are elected to serve terms of three years.

    The Board of Directors has nominated Charles H. Bergmann, Jr., Robert H. Mundheim, Charles C. Vail and Sara B. Wardell, all of whom were previously elected by the shareholders, for election as Class II Directors at the 1999 Annual Meeting of Shareholders. The four (4) nominees for election as Class II Directors, if elected, will each hold office for a three-year term until the Annual Meeting of Shareholders to be held in the year 2002, and until a successor has been duly elected and qualified.

    Mr. Ward B. Wack and Mr. Robert J. Hodgson, Class II and Class III Directors, respectively, are retiring at the time of the 1999 Annual Meeting of Shareholders after twenty-four and five years of service as Directors, respectively. Accordingly, the Board of Directors pursuant to the Bylaws of the Company has determined that the number of Directors of the Company will be reduced from 14 to 12, effective April 15, 1999, upon the expiration of the terms of Mr. Wack and Mr. Hodgson.

    The persons named as proxies in the accompanying form of proxy have advised the Company that, unless otherwise instructed, they intend to vote the shares covered by duly executed proxies for the election of Charles H. Bergmann, Jr., Robert H. Mundheim, Charles C. Vail and Sara B. Wardell. All of the nominees have agreed to serve if elected. Should any such person become unable or unavailable for election as a Director, an event which the Board of Directors does not anticipate, the individuals appointed as proxies reserve the right to vote such shares for the election of such substitute nominee(s) as the Board of Directors may propose.

    The following table sets forth certain information with respect to the four
(4) nominees for election as Class II Directors to hold office for three years and with respect to each Director whose term of office will continue after the Meeting. See also "Ownership of Securities by Nominees and Directors" below.

                             NOMINEES FOR ELECTION


                                                                                                   YEAR TERM     SERVED AS
                                                                                                   OF OFFICE    A DIRECTOR
NAME                                      AGE                  PRINCIPAL OCCUPATION               WILL EXPIRE      SINCE
------------------------------------      ---      --------------------------------------------  -------------  -----------

CLASS II DIRECTORS

Charles H. Bergmann, Jr.Section.....          55   Director of Communications of Alto Dairy             2002          1996
                                                   Cooperative, a 100 year old farmer-owned
                                                   cooperative in Waupun, Wisconsin, and
                                                   employed there since 1989

Robert H. MundheimSection#..........          66   Of Counsel, Shearman & Sterling; Senior              2002          1997
                                                   Executive Vice President and General Counsel
                                                   from December 1997 through December 1998 of
                                                   Salomon Smith Barney Holdings, Inc. which
                                                   together with its subsidiaries conducts
                                                   global investment banking, global securities
                                                   and commodities trading; Executive Vice
                                                   President and General Counsel from September
                                                   1992 to 1997 of Salomon Inc., a predecessor
                                                   of Salomon Smith Barney Holdings, Inc.

                                                                                                   YEAR TERM     SERVED AS
                                                                                                   OF OFFICE    A DIRECTOR
NAME                                      AGE                  PRINCIPAL OCCUPATION               WILL EXPIRE      SINCE
------------------------------------      ---      --------------------------------------------  -------------  -----------
Charles C. Vail*....................          55   Senior Vice President of the Company and a           2002          1986
                                                   Vice President since 1988

Sara B. Wardell#....................          56   Managing Director, Scoville Memorial                 2002          1987
                                                   Library, Salisbury, Ct., from 1978 to 1993
                                                   and since then has been a library consultant
                                                   (1)

                                              DIRECTORS WHOSE TERMS OF OFFICE
                                              WILL CONTINUE AFTER THE MEETING

CLASS I DIRECTORS

Benjamin M. Belcher, Jr.*...........          64   Retired; Executive Vice President of the             2001          1975
                                                   Company from 1991 to 1998(1)

Yvan Dupuy*+#.......................          47   President of the Company since 1996; Senior          2001          1990
                                                   Vice President of the Company from 1995 to
                                                   1996; Vice President-Sales and Marketing of
                                                   the Company from 1988 to 1995

Gerald W. Moore*+Section#...........          66   Retired business executive; private investor         2001          1994
                                                   from 1989 to the present

CLASS III DIRECTORS

Ward C. Belcher.....................          52   Vice President-Operations of the Company             2000          1988
                                                   since 1989(1)

Frederick J. Costello+Section.......          61   Retired executive of Union Carbide                   2000          1997
                                                   Corporation, a chemicals company; President
                                                   of the Solvents and Coatings Materials
                                                   Division of Union Carbide Corporation from
                                                   1989 until retirement in 1993

John C. Moore, Jr.+.................          54   Employed by Electronic Data Systems (EDS),           2000          1994
                                                   providing management consulting and
                                                   technology planning, since 1985

Richard Roob*+#.....................          66   Chairman of the Board of Directors of the            2000          1979
                                                   Company since 1984

Maurice C. Workman*+................          70   Retired; President of the Company from 1970          2000          1963
                                                   to 1996


------------------------

*   Member of the Executive and Finance Committee.

+   Member of the Audit Committee.

Section   Member of the Compensation and Stock Option Plan Committee.

#  Member of the Governance Committee.

(1) Messrs. B. M. Belcher, Jr. and W. C. Belcher are brothers and Mrs. Wardell is their sister.

OWNERSHIP OF SECURITIES BY NOMINEES AND DIRECTORS

    Set forth below is certain information, as of March 1, 1999 (or in the case of interests under the Company's Employees' Stock Ownership Plan (the "ESOP"), the most recent allocation date which is December 31, 1998), with respect to the shares of Common Stock of the Company, and with respect to the Common Shares of its Canadian subsidiary, which may be deemed to be beneficially owned (within the meaning of the applicable rules and regulations of the Securities and Exchange Commission), by each nominee for election as a Director of the Company, by each of its current Directors, by each of the executive officers named in the Summary Compensation Table appearing below and by all Directors and executive officers as a group. In reviewing the following table, it should be noted that as set forth in the notes thereto, a substantial number of the shares are held in trusts, the trustees of which are more than one of the persons named below; accordingly, the number of shares set forth opposite the names of each such person (and the corresponding percentage ownership presented below) refers, in several instances, to the same shares.

    The shares shown include stock options issued under the Stock Option Plans of the Company which are exercisable on or within sixty days after March 1, 1999. The stock options permit the purchase of a total of 10,500 shares, 7,250 shares, 11,000 shares, 4,750 shares, 15,000 shares and 8,500 shares by Messrs. B.M. Belcher, Jr., W. C. Belcher, Dupuy, Hodgson, Roob and Vail, respectively, 1,000 shares each by Messrs. Bergmann, Jr., Costello, G.W. Moore, J.C. Moore, Jr., Mundheim, Wack, Workman and Mrs. Wardell and 81,200 shares by all Directors and executive officers as a group. For the purpose of calculating percentage ownership for each person or the group such shares were also considered to be outstanding.


                                                                                 SHARES OF
                                                   SHARES OF     APPROXIMATE      CANADIAN       APPROXIMATE
                                                    COMPANY     PERCENTAGE OF    SUBSIDIARY     PERCENTAGE OF
                                                  OWNED AS OF    OUTSTANDING    OWNED AS OF      OUTSTANDING
NAME                                                3/1/99         SHARES          3/1/99          SHARES
------------------------------------------------  -----------  ---------------  ------------  -----------------

Benjamin M. Belcher, Jr.........................            (1)             (1)

Ward C. Belcher.................................     249,062(2)          2.8           5,490 11)         *

Charles H. Bergmann, Jr.........................     100,531(3)          1.1

Frederick J. Costello...........................       1,500          *

Yvan Dupuy......................................            (1)             (1)        1,000          *

Robert J. Hodgson...............................       8,257(4)        *               1,000          *

Gerald W. Moore.................................      92,462(5)          1.0

John C. Moore, Jr...............................     347,958(6)          3.9

Robert H. Mundheim..............................       2,500          *

Richard Roob....................................            (1)             (1)        3,450          *

Charles C. Vail.................................            (1)             (1)        3,470 12)         *

Ward B. Wack....................................     253,958(7)          2.9           6,700 13)            .5

Sara B. Wardell.................................     230,682(8)          2.6           6,530 14)            .5

Maurice C. Workman..............................       6,115(9)        *               1,000          *

Directors and executive officers as a group (22
  persons, including the above).................   2,458,472(10)         27.3         25,570 10)           2.0


------------------------

* Represents .4% or less of the outstanding shares of Common Stock of the Company or its Canadian subsidiary.

(1) Reference is made to the information set forth under the caption "Principal Shareholders" above, and to the table and the notes thereunder.

(2) Includes 36,482 shares of the Company's Common Stock held by trusts of which Mr. Ward C. Belcher is a co-trustee. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof. Also includes 1,658 shares in which Mr. Belcher has an interest under the Company's ESOP. In addition, Mr. Belcher is Custodian of 29,664 of such shares held under the Uniform Gifts to Minors Act. Mrs. Ward C. Belcher owns 5,980 shares of the Company's Common Stock of which 4,256 shares are held as Custodian under the Uniform Gifts to Minors Act. Mr. Belcher disclaims any beneficial interest in such shares which are not counted above.

(3) Includes 94,226 shares owned by Bergmann Enterprises Limited Partnership of which Mr. Bergmann, Jr. is the managing general partner. Also includes 4,176 shares held by a trust of which Mr. Bergmann, Jr. is a co-trustee with Mrs. Charles H. Bergmann, Jr. Mrs. Bergmann, Jr. owns 3,972 shares and is a trustee with their son of a trust holding 7,511 shares which are not counted above, and in which Mr. Bergmann, Jr. disclaims any beneficial interest.

(4) Includes 707 shares in which Mr. Hodgson has an interest under the Company's ESOP.


(5) Includes shares held by two trusts of which Mr. Gerald W. Moore is a trustee. Mr. Gerald W. Moore is: (a) the sole trustee of a trust holding 49,416 of such shares and (b) a co-trustee with a bank of a trust holding 34,824 of such shares. The trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof.


(6) Includes 346,608 shares held by a trust of which Mr. John C. Moore, Jr. is a co-trustee with his uncle and two cousins. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof.


(7) Includes 219,358 shares owned by Wack Enterprises, L.P. of which Mr. Wack is the sole shareholder of the general partner Warco Corp. Mr. Wack also holds a 99% limited partnership interest in Wack Enterprises, L.P. Also includes 33,600 shares of the Company's Common Stock held by a trust of which Mr. Wack is a co-trustee. The other co-trustee is Mr. Vail. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof. Mrs. Ward B. Wack owns 200 shares which are not counted above, and in which Mr. Wack disclaims any beneficial interest.


(8) Includes 58,909 shares held by trusts of which Mrs. Wardell is a co-trustee. The other co-trustees of said trusts are as follows: (a) a trust holding 19,200 of such shares--Mr. Roob and Mr. Vail; (b) a trust holding 24,000 of such shares--Mr. Vail; (c) a trust holding 8,000 of such shares--Mr. Belcher, Jr.; and (d) a trust holding 7,709 of such shares--a bank. Mrs. Wardell's adult daughter owns 27,361 shares which are not counted above, and in which she disclaims any beneficial interest.


(9) Mrs. Maurice C. Workman owns 5,089 shares which are not counted above, and in which Mr. Workman disclaims any beneficial interest.


(10) Shares which may be deemed to be owned by more than one executive officer or Director have been counted only once for purposes of the group totals.

(11) Includes 1,230 shares held as custodian for his children.

(12) Consists of 3,470 shares held by a trust of which Mrs. Wardell is a co-trustee. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof.

(13) Held by Wack Enterprises, L.P. See footnote (7) above.

(14) Includes 3,470 shares held by a trust of which Mr. Vail is a co-trustee. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof.

    Shares owned by the Directors' parents (including the Estates of parents), spouses, adult children and their spouses, brothers or sisters and their spouses (except those who are Directors of the Company), aunts and uncles, in which shares beneficial ownership is disclaimed, total 920,700 shares, or 10.3% of the outstanding shares.

COMMITTEES OF THE BOARD OF DIRECTORS


    The Company has an Audit Committee, an Executive and Finance Committee, a Compensation and Stock Option Plan Committee and a Governance Committee. The Audit Committee functions include recommending to the Board of Directors the engagement of the independent public accountants for the Company, reviewing with the independent public accountants the plan and results of the audit engagement, considering the effect of any non-audit services upon the independence of the accountants, approving the fees for audit and non-audit services, and reviewing with the independent public accountants certain internal accounting controls. The Executive and Finance Committee may exercise all powers of the Board of Directors with certain exceptions as required by law. The Compensation and Stock Option Plan Committee is responsible for the approval of the Company's performance bonus plan and for compensation arrangements for each executive officer named in the Summary Compensation Table appearing below; it establishes performance goals for senior executives, and it administers the Company's Stock Option Plans. The Governance Committee, among other things, evaluates and recommends candidates for election to the Board of Directors and assesses the performance of Directors.


    During 1998, there were four meetings of the Board of Directors, two meetings of the Audit Committee, four meetings of the Executive and Finance Committee, six meetings of the Compensation and Stock Option Plan Committee and five meetings of the Governance Committee. Each Director of the Company attended at least 75% of the meetings of the Board of Directors and the Committee or Committees of which such person was a member.

                             DIRECTOR COMPENSATION

    In 1998, all non-employee Directors of the Company were paid a fee at an annual rate of $30,000 in consideration of their services as such. Directors who are also employees are not compensated for services as a Director. The Company is reviewing arrangements for 1999.


    In addition, Maurice C. Workman (who is a Director of the Company who retired as an employee on May 1, 1996) was paid a fee for consulting services rendered to the Company in 1998 at an annual rate of $25,000. Gerald W. Moore (who is a Director of the Company) was also paid a fee in 1998 of $15,000 for service as Chairman of the Compensation and Stock Option Plan Committee and $11,250 for service as Chairman of the Governance Committee.


    In accordance with the provisions of the 1998 Stock Incentive Plan, stock options covering 1,000 shares are granted each year to each non-employee Director under the provisions of the Plan.

                             EXECUTIVE COMPENSATION

    The following table sets forth information for each of the last three fiscal years concerning the compensation earned by the Company's Chief Executive Officer and each of the other four most highly compensated executive employees of the Company during 1998 who were executive officers of the Company as of the end of such fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                      ANNUAL
                                                                   COMPENSATION          OTHER
                                                               --------------------     ANNUAL         ALL OTHER
NAME AND                                                        SALARY      BONUS    COMPENSATION    COMPENSATION
  PRINCIPAL POSITION                                  YEAR      ($)(1)     ($)(2)       ($)(3)          ($)(4)
--------------------------------------------------  ---------  ---------  ---------  -------------  ---------------
Richard Roob......................................       1998    633,000    296,781        3,730           2,173
Chairman of the                                          1997    609,500    160,000        4,782           2,239
Board of Directors and                                   1996    586,000    115,735        5,738           2,134
Chief Executive Officer

Yvan Dupuy........................................       1998    378,000    160,503       12,579           2,173
President and                                            1997    349,992    101,750        5,818           2,239
Chief Operating Officer                                  1996    293,344     49,135        5,738           2,134

Benjamin M. Belcher, Jr.(5).......................       1998    317,812     49,138        3,730           2,173
Executive Vice President                                 1997    307,500     66,885        4,782           2,239
                                                         1996    298,500     41,044        5,738           2,134

Charles C. Vail...................................       1998    245,634     61,999       16,766           2,173
Senior Vice President                                    1997    235,625     42,398       10,680           2,239
                                                         1996    215,500     32,476       12,261           2,134

Ward C. Belcher...................................       1998    213,750     53,972        8,437           2,173
Vice President--Operations                               1997    211,000     34,637        4,782           2,239
                                                         1996    203,000     27,912        5,738           2,134

------------------------

(1) Salary includes amounts deferred pursuant to salary reduction elections made under the Company's Deferred Savings and Investment Plan (a "401(k) Plan") which does not have a Company matching contribution.

(2) See the discussion below under the caption "Annual Incentives".

(3) Includes only imputed income pursuant to the Internal Revenue Code of 1986 with respect to promissory notes without stated interest delivered in partial payment for the purchase of Common Stock under the Employees' Stock Purchase Plan. See caption "Promissory Notes" below.


(4) Includes only the fair market value of shares allocated in respect of the indicated years under the Employees' Stock Ownership Plan.

(5) Mr. Belcher, Jr. retired as of January 1, 1999.

REVISED RETIREMENT INCOME PLAN AND EXCESS BENEFIT PLAN

    The following table shows, as of December 31, 1998, estimated annual benefits payable upon retirement at age 65 under the Company's Revised Retirement Income Plan (the "Retirement Plan") assuming that an employee would be entitled to receive benefits under the Retirement Plan provisions which would yield the largest benefit.

                               PENSION PLAN TABLE

                 HIGHEST AVERAGE                                       YEARS OF CREDITED SERVICE
                   SALARY OVER                     ------------------------------------------------------------------
               3 CONSECUTIVE YEARS                  10 YEARS    20 YEARS   30 YEARS   35 YEARS   40 YEARS   45 YEARS
-------------------------------------------------  -----------  ---------  ---------  ---------  ---------  ---------
$200,000.........................................      28,134      56,268     84,402     98,468    113,468    128,468
 250,000.........................................      35,634      71,268    106,902    124,718    143,468    162,218
 300,000.........................................      43,134      86,268    129,402    150,968    173,468    195,968
 350,000.........................................      50,634     101,268    151,902    177,218    203,468    229,718
 400,000.........................................      58,134     116,268    174,402    203,468    233,468    263,468
 450,000.........................................      65,634     131,268    196,902    229,718    263,468    297,218
 500,000.........................................      73,134     146,268    219,402    255,968    293,468    330,968
 550,000.........................................      80,634     161,268    241,902    282,218    323,468    364,718
 600,000.........................................      88,134     176,268    264,402    308,468    353,468    398,468
 650,000.........................................      95,634     191,268    286,902    334,718    383,468    432,218

    The maximum number of years of credited service under the Retirement Plan is capped at 35 years except for employees hired prior to January 1, 1970.

    Under the Company's Retirement Plan, which is a non-contributory, qualified, defined benefit plan, the Company makes actuarially determined annual contributions on behalf of substantially all of its United States employees who have completed at least one year of service with the Company. As of December 31, 1998, Messrs. Roob, Dupuy, Belcher, Jr., Vail and W. C. Belcher had respectively 22, 22, 37, 15 and 27 years credited service under the Plan. The compensation covered by the Retirement Plan is that described under the "Salary" column of the Summary Compensation Table. Benefits shown in the Pension Plan Table are computed on the basis of a straight life annuity and are not subject to offset for Social Security. To the extent that an employee's retirement benefit as computed in accordance with the Plan exceeds maximum amounts permitted under the Internal Revenue Code of 1986, the difference will be paid by the Company under the Company's unfunded Excess Benefit Plan approved by the Board of Directors which provides a compensating non-qualified annual retirement supplement.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


    In 1996 the Company established a non-qualified Supplemental Executive Retirement Income Benefit Plan. This Plan is designed to equalize benefits for certain senior executives. The Compensation and Stock Option Plan Committee has been authorized to select the participants in this Plan. Messrs. Roob, Dupuy and Vail are participants.

    The following table shows, as of December 31, 1998, estimated annual benefits payable upon retirement at age 65 under the Supplemental Executive Retirement Income Benefit Plan.

          SUPPLEMENTAL EXECUTIVE RETIREMENT INCOME BENEFIT PLAN TABLE

                                 HIGHEST AVERAGE                                      YEARS OF CREDITED SERVICE
                                   SALARY OVER                                     -------------------------------
                               3 CONSECUTIVE YEARS                                 15 YEARS   20 YEARS   25 YEARS
---------------------------------------------------------------------------------  ---------  ---------  ---------
$200,000.........................................................................     90,000    100,000    107,500
 250,000.........................................................................    112,500    125,000    134,375
 300,000.........................................................................    135,000    150,000    161,250
 350,000.........................................................................    157,500    175,000    188,125
 400,000.........................................................................    180,000    200,000    215,000
 450,000.........................................................................    202,500    225,000    241,875
 500,000.........................................................................    225,000    250,000    268,750
 550,000.........................................................................    247,500    275,000    295,625
 600,000.........................................................................    270,000    300,000    322,800
 650,000.........................................................................    292,500    325,000    349,375

    The maximum number of years of credited service under the Supplemental Executive Retirement Income Benefit Plan is 25 years. As of December 31, 1998, Messrs. Roob, Dupuy and Vail had respectively 22, 22 and 15 years of credited service. The compensation covered by this Plan is that described under the "Salary" column of the Summary Compensation Table. Benefits shown in the Supplemental Executive Retirement Income Benefit Plan Table are computed on the basis of a straight life annuity and are subject to offset by the participant's benefits under the Retirement Plan and the Excess Benefit Plan and the participant's primary Social Security benefit. Upon a participant's termination of employment following a change in control the benefit under this Plan will become fully vested and the actuarial equivalent of the benefit will be paid immediately in a lump sum.

CANADIAN SUBSIDIARY PLANS

    The Company's Canadian subsidiary, Benjamin Moore & Co., Limited, maintains a non-contributory defined benefit pension plan which is qualified for tax purposes under the laws of Canada, as well as an excess benefit plan and a qualified profit sharing plan. The plans provide benefits to employees of the Canadian subsidiary similar to those provided by the Company's Retirement Plan and Excess Benefit Plan described above and Employees' Stock Ownership Plan described below.


PROMISSORY NOTES


    The following officers and Directors of the Company were indebted to the Company in amounts greater than $60,000 since January 1, 1998 under full recourse promissory notes delivered in partial payment for the purchase of Common Stock of the Company under the Employees' Stock Purchase Plan. One of the promissory notes bears interest at the rate of five (5) percent per annum and the other promissory notes are without stated interest. In addition, Mr. Yvan Dupuy was also indebted to Benjamin Moore & Co. under a full recourse promissory note without stated interest given in connection with the purchase of Common Shares of Benjamin Moore & Co., Limited on February 13, 1992. The highest amounts outstanding under such notes for such persons since January 1, 1998 and the amounts outstanding at March 1, 1999 were as follows:

                                                        SINCE JANUARY 1, 1998              AT MARCH 1, 1999
                                                    ------------------------------  ------------------------------
                                                                       WITHOUT                         WITHOUT
                                                    WITH INTEREST     INTEREST      WITH INTEREST     INTEREST
                                                    -------------  ---------------  -------------  ---------------
Ward C. Belcher...................................    $     -0-      $   173,747      $     -0-      $   143,870
Michael A. Bonner.................................          -0-          172,661            -0-          152,290
Yvan Dupuy........................................          -0-          265,259            -0-          232,632
James E. Henderson................................          -0-          130,512            -0-          121,341
Robert J. Hodgson.................................          -0-          100,024            -0-           78,432
Michael A. Kolind.................................          -0-          114,697            -0-          103,635
John T. Rafferty..................................        5,444           93,071            -0-           63,459
Ellen L. Singer...................................          -0-          122,205            -0-          114,519
Reid M. Squires...................................          -0-          140,173            -0-          126,458
Charles C. Vail...................................          -0-          350,562            -0-          256,837
Maurice C. Workman................................          -0-          142,980            -0-           99,734
Bruce E. Zeh......................................          -0-          118,044            -0-          116,620

    The foregoing amounts represent the aggregate principal balances outstanding under the promissory notes. The notes were given in connection with the purchase of the Company's Common Stock which generally occurred on (a) January 1, 1991,
(b) May 27, 1994 and (c) May 8, 1998, at the then current fair value as determined in accordance with the terms of the Employees' Stock Purchase Plan. As noted above, Mr. Dupuy also purchased Common Shares of Benjamin Moore & Co., Limited. The promissory notes are secured by the shares to which they relate. On and after January 1, 1991, all purchases under the Employees' Stock Purchase Plan under full recourse promissory notes have been made without stated interest on the notes.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    The following persons, who are non-employee Directors, serve as members of the Compensation and Stock Option Plan Committee, which establishes the compensation of the Company's senior executives named in the Summary Compensation Table above: Charles H. Bergmann, Jr., Frederick J. Costello, Robert H. Mundheim and Gerald W. Moore. None of the named members of this Committee has been at any time an officer or employee of the Company or any of its subsidiaries or has had any relationship requiring disclosure by the Company under the rules and regulations of the Securities and Exchange Commission. They have all been independent, non-employee Directors.

                        REPORT ON EXECUTIVE COMPENSATION

    The executive compensation program of the Company is administered by the Compensation and Stock Option Plan Committee of the Board of Directors. This Committee currently consists of Charles H. Bergmann, Jr., Robert H. Mundheim, Frederick J. Costello and Gerald W. Moore.

    Beginning in 1998 this Committee consisted of Charles H. Bergmann, Jr., Frederick J. Costello and Gerald W. Moore. Mr. Mundheim was appointed to the Committee effective November 6, 1998.

BASE SALARY

    The Company has a philosophy of providing a level of base compensation or salary that allows the Company to attract, retain and reward the talent needed to maintain its leading position in the coatings business. The Company carefully reviews the performance of employees in determining annual compensation increases. This performance evaluation is made by the various levels of management. All compensation increases for the five senior executives of the Company appearing in the Summary Compensation Table are determined by the Compensation and Stock Option Plan Committee.


    All compensation decisions of the Compensation and Stock Option Plan Committee, including those for the Chief Executive Officer, take into account individual services rendered, level and scope of responsibility, experience, an evaluation of overall Company performance, the need for motivation and retention of executives of outstanding abilities, internal equity, and the requirement to be competitive. Additional consideration is given to the compensation structures of corporations in the same or similar lines of business as the Company as well as a number of those in other lines of business. Survey data is used to assist in this evaluation. Within this framework and with input from management, the Compensation and Stock Option Plan Committee makes a subjective judgment about the salary of the Chief Executive Officer and the other senior executives of the Company.


ANNUAL INCENTIVES


    An annual incentive program was adopted by the Company effective January 1, 1993. It is intended to create a positive link between annual performance and annual incentive compensation. The program has two broad components: a general profit sharing portion and a management incentive plan. Incentive payments under the profit sharing portion of this program for 1998 were made to all employees who are not participants in the management incentive award program or the sales representative incentive program. For 1998 the incentive payment threshold was the achievement of a specified level of increase in net income and revenues of the Company. The revenue level was adjusted for the adverse effect of foreign currencies and the profit level was adjusted for the write downs relating to Australian and New Zealand businesses. The Compensation and Stock Option Plan Committee determined incentive opportunities for 1998 corresponding with the performance required to achieve increasing levels of net income and revenues under the Company's annual and strategic plan. Target incentive opportunities were established under the profit sharing portion of this program as an increasing percentage of base salary directly related to the level of increase of net income and revenues. The profit sharing opportunity was designed to foster a team based approach to collaborative working decisions.



    Company results under the management incentive award program (which includes a total of approximately 171 employees, including those executive officers named in the Summary Compensation Table) were adjusted for the matters mentioned in the preceding paragraph. The Compensation and Stock Option Plan Committee decided that under the 1998 Management Incentive Award Plan incentive payments should be made for overall performance throughout the year. The amount of the payment under the management incentive program for each executive officer of the Company named in the Summary Compensation Table was determined by the provisions of the annual incentive program and was approved by the Compensation and Stock Option Plan Committee. The incentive payment to the Chief Executive Officer, Richard Roob, in 1998 of $296,781 reflects the Compensation and Stock Option Plan Committee's judgment that the application of the plan to him is appropriate to his level of responsibility within the Company and his leadership.


    Since an increase in net income and revenues was used to determine the amount of the annual incentive, the program was positively correlated with the performance of the Company.

LONG-TERM INCENTIVES

    The Company's long-term incentive philosophy is that long-term incentives should be related to increases in long-term shareholder value so as to create a mutuality of interest among the Company, employees and shareholders. To further this objective the Company provides a three component opportunity of long term incentives for many employees. The first is the opportunity to purchase Common Stock through the Employees' Stock Purchase Plan. This Plan is generally available to employees who have more than five years of service with the Company. The second opportunity is through the Employees' Stock Ownership Plan. All employees of the Company with one year of service are participants in this Plan. Lastly, the Compensation and Stock Option Plan Committee approved the establishment of a long-term compensation program for senior leadership and key management employees.

STOCK PURCHASES


    An Employees' Stock Purchase Plan was approved by the shareholders of the Company on April 20, 1978. This was a continuation of the original plan established in 1937. It permits the purchase of shares of Common Stock at fair value. It is believed that stock ownership ensures a direct tie between the interests of employees and shareholders of the Company. For a summary of the indebtedness to the Company under this Plan of officers and Directors of the Company, see the discussion above under the heading "Promissory Notes".


EMPLOYEES' STOCK OWNERSHIP PLAN

    The Company maintains an Employees' Stock Ownership Plan which is a qualified plan covering substantially all of its United States employees. Under the terms of this Plan, the Board of Directors of the Company is authorized to make contributions from time to time out of the profits or retained earnings of the Company to the Plan Trust fund; such contributions to be in an amount and in the form of cash or shares of Common Stock as determined by the Board of Directors in its sole discretion. Contributions, which are deductible expenses for income tax purposes, are allocated annually to the participants in the Plan in the ratio that the eligible compensation of each bears to the aggregate eligible compensation of all such participants. In 1998 the Company contributed to the Plan Trust fund an amount necessary to make the loan payment due on a loan made on June 30, 1989, which was used to purchase shares for the Employees' Stock Ownership Plan.

LONG TERM COMPENSATION PROGRAM FOR SENIOR LEADERSHIP AND KEY MANAGEMENT
  EMPLOYEES

    This program is a multiyear incentive program that targets the achievement of four year sales and net profit goals. The principal incentive feature is the award of stock options to approximately 40 senior managers, including the executive officers named in the Summary Compensation Table. There is also a cash bonus feature which calls for a cash payment to senior executives based upon cumulative sales and earnings over the four year period 1998 through 2001. It is designed to facilitate part of the cash requirements needed by option holders to exercise their options.


    The Compensation and Stock Option Plan Committee believes stock options encourage and reward efforts that result in corporate financial success over the long-term as measured by stock price appreciation. Employees receiving grants benefit if shareholders benefit through appreciation in the post-grant value of the shares of Common Stock. The 1993 Stock Option Plan of the Company was approved by the shareholders on April 15, 1993 and the 1998 Stock Incentive Plan was approved by the shareholders on April 16, 1998. Future grants may only be made under the 1998 Stock Incentive Plan.


POLICY REGARDING SECTION 162(M) OF THE INTERNAL REVENUE CODE

    Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to an employee who on the last day of fiscal years beginning on or after January 1, 1994 is either the chief executive officer or among the four most highly compensated officers other than the chief executive officer to $1 million, except for qualified performance-based compensation. Options that have been granted under the Company's Stock Option Plans are designed to qualify as performance-based compensation under regulations issued by the Internal Revenue Service. The Compensation and Stock

Option Plan Committee intends to take such action as it deems appropriate to preserve the tax deductibility of compensation paid by the Company to the extent practicable and so long as this objective is consistent with providing fair, competitive and rewarding compensation consistent with performance.

                  COMPENSATION AND STOCK OPTION PLAN COMMITTEE

    Charles H. Bergmann, Jr.   Frederick J. Costello   Robert H. Mundheim Gerald
W. Moore

                             OPTION GRANTS IN 1998

    The following table shows all individual grants of stock options under the Company's 1998 Stock Incentive Plan to the named executive officers of the Company during calendar year 1998, which was the Company's fiscal year. The Company has not granted any stock appreciation rights ("SARs").


                                                                                                         POTENTIAL REALIZABLE
                                                                                                           VALUE AT ASSUMED
                                           NUMBER OF       PERCENT OF                                      ANNUAL RATES OF
                                          SECURITIES      TOTAL OPTIONS                                STOCK PRICE APPRECIATION
                                          UNDERLYING       GRANTED TO      EXERCISE OR                   FOR OPTION TERM (3)
                                            OPTIONS       EMPLOYEES IN     BASE PRICE    EXPIRATION   --------------------------
NAME                                    GRANTED (#)(1)     FISCAL YEAR      ($/SH)(2)       DATE           5%           10%
--------------------------------------  ---------------  ---------------  -------------  -----------  ------------  ------------
Richard Roob..........................        20,000             13.2           83.14      3/26/2008  $  1,047,600  $  2,643,800
Yvan Dupuy............................        20,000             13.2           83.14      3/26/2008     1,047,600     2,643,800
Benjamin M. Belcher, Jr...............        10,000              6.6           83.14      3/26/2008       523,800     1,321,900
Charles C. Vail.......................        10,000              6.6           83.14      3/26/2008       523,800     1,321,900
Ward C. Belcher.......................         5,000              3.3           83.14      3/26/2008       261,900       660,950


------------------------

(1) The options were granted on March 26, 1998 and become exercisable in four equal installments on each of the first, second, third and fourth anniversaries of the date of the grant. In the event of a change in control of the Company, all options outstanding as of such date shall become immediately and fully exercisable.

(2) The option exercise or base price per share is the fair value of a share of Common Stock based on the valuation determined by Management Planning, Inc., 101 Poor Farm Road, Princeton, New Jersey 08540, an independent consulting firm retained since April 1988 to calculate the current fair value of the Common Stock on a weekly basis.

(3) As required by the rules of the Securities and Exchange Commission, potential values stated are based on the hypothetical assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 63% and 159%), respectively. They are not intended to forecast future appreciation, if any, in the price of the Company's Common Stock. The total of all stock options granted to employees, including executive officers, during 1998 covering 151,000 shares was less than 1.8% of total shares outstanding at December 31, 1998. For this reason, the potential realizable value of such options for all optionees under the prescribed assumptions is less than 1.8% of the potential realizable value of all shareholders for the same period under the same assumptions.

                        LONG TERM INCENTIVE PLAN--AWARDS
                              IN LAST FISCAL YEAR

    The following cash awards under the Company's Long Term Compensation Program are dependent upon achievement of four year sales and net profit goals. Since Mr. Benjamin M. Belcher, Jr. is now retired, any cash award to him would be proportioned based upon his active service. The option grants under this Program are reported above in the table for Option Grants in 1998.

                                                                     PERFORMANCE
                                                                          OR
                                                       NUMBER OF        OTHER
                                                        SHARES,         PERIOD          ESTIMATED FUTURE PAYOUTS
                                                       UNITS OR         UNTIL      UNDER NON-STOCK PRICE-BASED PLANS
                                                         OTHER        MATURATION   ----------------------------------
                                                        RIGHTS            OR       THRESHOLD     TARGET     MAXIMUM
NAME                                                      (#)           PAYOUT      ($ OR #)    ($ OR #)    ($ OR #)
--------------------------------------------------  ---------------  ------------  ----------  ----------  ----------
Richard Roob......................................           -0-       12/31/2001  $  280,000  $  560,000  $  840,000
Yvan Dupuy........................................           -0-       12/31/2001  $  280,000  $  560,000  $  840,000
B. M. Belcher, Jr.................................           -0-       12/31/2001  $  140,000  $  280,000  $  420,000
Charles C. Vail...................................           -0-       12/31/2001  $  140,000  $  280,000  $  420,000
Ward C. Belcher...................................           -0-       12/31/2001  $   70,000  $  140,000  $  210,000

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

    The following table provides information concerning the value of unexercised options held by the executive officers named in the Summary Compensation Table at the end of the last fiscal year, which is calendar year 1998. No stock options were exercised by such persons in 1998 and the Company has not granted any SARs.

                                                                        NUMBER OF
                                                                       SECURITIES
                                                                 UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED
                                                                       OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                                                   FISCAL YEAR END (#)    FISCAL YEAR END ($) (1)
NAME                                                             EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
---------------------------------------------------------------  -----------------------  -----------------------
Richard Roob...................................................        10,000/20,000               96,300/0
Yvan Dupuy.....................................................         6,000/20,000               57,780/0
Benjamin M. Belcher, Jr........................................         8,000/10,000               77,040/0
Charles C. Vail................................................         6,000/10,000               57,780/0
Ward C. Belcher................................................          6,000/5,000               57,780/0

------------------------

(1) Values stated are based on the difference between the option exercise or base price per share and the fair value of a share of Common Stock on December 31, 1998 of $82.89 per share, as determined by Management Planning, Inc., multiplied by the number of in-the-money options outstanding. Such price as of March 1, 1999 was $82.40 per share.

                             SEVERANCE ARRANGEMENTS

    The Company has adopted a Severance Protection Plan (the "Severance Plan') covering designated employees of the Company (including each of the executive officers appearing in the Summary Compensation Table). Under the Severance Plan, a covered executive will be entitled to specified severance benefits if he or she is terminated within two years after a Change in Control (as defined in the Severance Plan) by the Company other than for Cause (as defined in the Severance
Plan) or by the executive for Good Reason (as defined in the Severance Plan but generally including an adverse change in the executive's position, a reduction in salary or certain benefits or a relocation of the Company's offices more than 25 miles.) The severance benefits include a lump sum equal to three times the executive's base salary, a pro-rata annual bonus for the year in which the termination occurs and the continuation of certain health and welfare benefits for three years following termination. Severance benefits would be reduced if the amount otherwise payable would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986.

                               PERFORMANCE GRAPH


    The following line graph compares the Company's cumulative total shareholder return on its Common Stock with the cumulative total return of (i) the Standard & Poor's 500 Stock Index which is a broad based widely used index useful for comparison purposes and (ii) a Peer Group of five publicly traded companies in the coatings business. The companies in the Peer Group are Lilly Industries, Inc., Pratt & Lambert United, Inc. through 1995 since it was acquired by The Sherwin-Williams Company in January 1996, RPM, Inc., The Sherwin-Williams Company and The Valspar Corporation. All returns assume that $100 was invested on December 31, 1993 and that all dividends were reinvested, and all returns are weighted on the basis of market capitalization at the beginning of each year of measurement. The stock prices for the Common Stock of Benjamin Moore & Co. are the fair values as determined by Management Planning, Inc.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            BENJAMIN MOORE & CO.    S&P 500 COMP     PEER GROUP
1993                          100              100           100
1994                        91.63           101.32        100.27
1995                        96.26            139.4        124.52
1996                        75.92            171.4        163.33
1997                       112.53           228.59        173.03
1998                       129.47           293.91        188.47

                         FISCAL YEARS ENDED DECEMBER 31

                                                                        BASE
                                                                        1993        1994       1995       1996       1997
                                                                        -----     ---------  ---------  ---------  ---------
Benjamin Moore & Co................................................         100       91.63      96.26      75.92     112.53
S&P 500 Comp.......................................................         100      101.32     139.40     171.40     228.59
Peer Group.........................................................         100      100.27     124.52     163.33     173.03


                                                                       1998
                                                                     ---------
Benjamin Moore & Co................................................     129.47
S&P 500 Comp.......................................................     293.91
Peer Group.........................................................     188.47

                              CERTAIN TRANSACTIONS


    Salomon Smith Barney Inc., a subsidiary of Salomon Smith Barney Holdings, Inc., performed various investment banking services for the Company in 1998 (for which it received no payments in 1998) and it is expected it will perform services for the Company in 1999. Mr. Robert H. Mundheim retired as Senior Executive Vice President and General Counsel of Salomon Smith Barney Holdings, Inc. on December 31, 1998.

                                 PROPOSAL NO. 2

    AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION AND TO THE BYLAWS
                TO GRANT THE BOARD THE RIGHT TO AMEND THE BYLAWS


    The shareholders are also being asked to vote on a proposal (the "Bylaws Proposal") to approve an amendment to Article Ninth of the Certificate as well as an amendment to Article XVII of the Bylaws. These amendments effectively grant the Board of Directors the authority to amend, alter, change and repeal the Bylaws and to adopt new Bylaws without shareholder approval to the extent permissible under the New Jersey Business Corporation Act (the "NJBCA"). The Board of Directors on November 7, 1998 unanimously approved the Bylaws Proposal. If the Bylaws Proposal is approved by the shareholders, Article Ninth of the Certificate and Article XVII of the Bylaws will be amended as set forth below in this Proxy Statement.


CURRENT SHAREHOLDER RIGHTS AND CONSEQUENCES OF APPROVAL

    Bylaws typically provide rules and procedures for managing the business and affairs of a corporation, such as calling and noticing meetings of shareholders, quorum and voting requirements, voting and inspection procedures, number and term of directors, filling of vacancies on the Board of Directors and the appointment of officers and officers' duties. Under the NJBCA, a Board of Directors may amend a corporation's bylaws unless the certificate of incorporation reserves the power to shareholders. Notwithstanding whether a Board of Directors has such power, shareholders maintain the power to amend a corporation's bylaws as the NJBCA specifically provides that conferring such power upon the Board of Directors does not divest the power of the shareholders to amend board-adopted bylaws.


    The current Certificate and Bylaws require shareholder approval to amend the Bylaws. If the Bylaws Proposal is approved, the Board of Directors will be able to amend the Bylaws without such shareholder approval; provided, however, that the shareholders will maintain the power to amend the Bylaws and to change or repeal any amendments made by the Board of Directors. The Board of Directors contemplates that, if the Bylaws Proposal is approved, it will review the Bylaws in light of developments in the corporate governance area since the last time the Bylaws were amended, including consideration of the adoption of defensive mechanisms against unsolicited attempts to acquire control of the Company.


REASONS FOR THE BYLAWS PROPOSAL


    The Board of Directors believes that the Bylaws Proposal will provide the Board of Directors with greater flexibility in governing its internal affairs and its relationships with shareholders and other parties. In addition, the power to amend the Bylaws without the necessity of waiting for the next annual meeting of shareholders or the delay and expense in calling a special meeting of shareholders will enhance the Board of Directors' ability to manage the Company and more effectively deal with changed circumstances or requirements with which it may be presented.


    Certain effects of the Bylaws Proposal may have anti-takeover implications. The Company's present Certificate and Bylaws contain a number of provisions with anti-takeover effect. The NJBCA permits adoption of additional measures designed to reduce a corporation's vulnerability to hostile takeover attempts. Certain of these measures and other changes altering the rights of shareholders and powers of management could be implemented in the future by amendment of the Bylaws. These provisions may have the effect of discouraging or delaying a third party from making a tender offer or otherwise attempting to obtain control of the Company or remove incumbent management.

    The Bylaws Proposal is not, however, being proposed in order to prevent a change in control, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors or take significant action which affects control of the

Company. However, in discharging its fiduciary obligations to its shareholders, the Board of Directors may consider and adopt certain amendments to enhance the Board of Directors' ability to negotiate with an unsolicited bidder.

    The Board of Directors further believes that from time to time, it may be desirable, or even necessary, to add to or change certain Bylaws provisions to reflect changes in the Company's practices or to reflect changes in applicable law. In addition, the Board of Directors may from time to time decide that a change to the Bylaws is desirable, for example, to establish or change the duties of a committee of the Board of Directors or officers of the Company. Moreover, granting the Board of Directors the power to amend the Bylaws will allow the Board of Directors to effect such changes in a more efficient, cost-effective manner without the necessity of incurring the expense and time delay of a shareholder meeting.

    The vote required for the adoption of the Bylaws Proposal will be the affirmative vote of 66 2/3% of the outstanding shares of the Company's Common Stock entitled to vote thereon. If the Bylaws Proposal is approved, Article Ninth of the Certificate and Article XVII of the Bylaws will read respectively as follows:

                          CERTIFICATE OF INCORPORATION


       NINTH: Articles SEVENTH, EIGHTH and NINTH of the Restated Certificate of Incorporation of this Corporation may not be amended, altered, changed or repealed unless the amendment(s) effecting such amendment, alteration, change or repeal shall receive the affirmative vote of at least 80% of the directors then in office and the holders of at least 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purposes of this Article NINTH as one class.


                                     BYLAWS
                                  ARTICLE XVII
                                   AMENDMENTS

       These Bylaws may be amended, altered, changed or repealed or new Bylaws adopted (a) by the affirmative vote of holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article XVII as one class, at any regular or special meeting of shareholders or (b) by the affirmative vote of a majority of the directors then in office at a regular or special meeting thereof. Any Bylaw made by the Board of Directors may be amended, altered, changed or repealed by the affirmative vote of holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article XVII as one class, at any regular or special meeting of shareholders.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE AND THE BYLAWS.

                                 PROPOSAL NO. 3
             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
                         TO ELIMINATE PREEMPTIVE RIGHTS

    The shareholders are also being asked to vote on a proposal to amend the Certificate to eliminate the preemptive rights of holders of all shares of the Company's equity securities (the "Preemptive Rights Proposal"). The Board of Directors, on February 9, 1999, unanimously approved the Preemptive Rights Proposal. If the Preemptive Rights Proposal is approved by the shareholders, a new Article Eleventh will be added to the Certificate as set forth below in this Proxy Statement.

CURRENT SHAREHOLDER RIGHTS AND CONSEQUENCES OF APPROVAL


    Section 14A:5-29(1) of the NJBCA provides that shareholders of a New Jersey corporation organized prior to January 1, 1969 will have preemptive rights unless otherwise provided in the certificate of incorporation. Since the Company was organized in 1891 and the Certificate does not eliminate preemptive rights, the shareholders currently have preemptive rights. A preemptive right is the preferential right of existing shareholders to purchase in any issuance of shares for cash by the Company that number of shares which would enable them to maintain their proportionate interest in the Company's Common Stock. If the Preemptive Rights Proposal is approved, shareholders would have no such rights.


REASONS FOR THE PROPOSAL


    The Board of Directors believes that preemptive rights do not serve the best interests of the Company and the shareholders. The existence of preemptive rights is an impediment to the Company's ability to take advantage of business opportunities that may arise and to possible future financings and other corporate purposes. In particular, preemptive rights may impair the ability of the Company to finance itself by accessing the public capital markets if it were first required to offer equity securities to the shareholders. In fact, unless preemptive rights are eliminated, public offerings of equity securities could be effected only by obtaining waivers of preemptive rights with respect to such offering from all shareholders or by amending the Certificate to exclude such offering from the offerings for which preemptive rights are available. Attempting to obtain waivers or to amend the Certificate would involve uncertainty, considerable delay and substantial expense and may as a practical matter be infeasible.


    In addition, the Board of Directors is contemplating the adoption of a shareholder rights plan which will provide further protection for the Company and the shareholders against unsolicited attempts to take control of the Company which do not offer an adequate price to all shareholders. A shareholder rights plan, which by its terms discriminates against shareholders acquiring a specified percentage of the Company's Common Stock without prior Board of Directors approval, would not be meaningful if the Company continued to provide preemptive rights to the shareholders.

    The Board of Directors further believes that in the current business environment, the Company requires ready access to the public capital markets, and the elimination of preemptive rights will provide the Board of Directors with increased flexibility in accessing such markets if it determines that an issuance of equity securities is in the best interests of the Company and the shareholders. In light of the sporadic trading of the Company's Common Stock on the over-the-counter bulletin board, the Company is considering other avenues for creating an organized public market for the Company's Common Stock, including the listing of shares on the Nasdaq Stock Market or other established securities exchange. If the Preemptive Rights Proposal is approved, the Company will be in a better position to raise capital to support the continued growth of its business and provide liquidity for the shareholders (including the potential issuance of shares by the Company in a public offering).

    The vote required for the adoption of the Preemptive Rights Proposal will be the affirmative vote of 66 2/3% of the outstanding shares of the Company's Common Stock entitled to vote thereon. If the Preemptive Rights Proposal is approved, the new Article Eleventh of the Certificate will read as follows:


                   "Eleventh: Notwithstanding anything to the
                  contrary contained in Section 14A:5-29(1) of the New Jersey Business Corporation Act, the
                shareholders shall not have preemptive rights."


    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE PREEMPTIVE RIGHTS.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors of the Company, acting upon the recommendation of the Audit Committee, has selected Deloitte & Touche LLP as the independent public accountants for the Company in 1999. Deloitte & Touche LLP and its predecessors, Deloitte Haskins and Sells and Haskins & Sells, have acted in such capacity since 1957. A representative of Deloitte & Touche LLP is expected to be present at the Meeting. The representative will have an opportunity to make a statement, and will be available to respond to appropriate questions.

                                 MISCELLANEOUS

SHAREHOLDER PROPOSAL DATE


    Any shareholder proposal intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company, directed to the attention of the Secretary, at its principal executive offices at 51 Chestnut Ridge Road, Montvale, New Jersey 07645 not later than November 18, 1999 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the year 2000 Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission. Executive officers, Directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

    Based on review of the copies of such forms furnished to the Company, the Company believes that during the year 1998 all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten-percent beneficial owners were met.

                        AVAILABILITY OF FORM 10-K REPORT

    UPON WRITTEN REQUEST, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS FORM 10-K ANNUAL REPORT FOR 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY PERSON WHO, AS OF THE CLOSE OF BUSINESS ON MARCH 1, 1999, EITHER HELD SHARES OF THE COMPANY IN HIS OR HER OWN NAME OR WAS THE BENEFICIAL OWNER OF SHARES HELD IN THE NAME OF ANOTHER PERSON. SUCH SHAREHOLDERS MUST MAKE SUCH REQUESTS TO THE SECRETARY, BENJAMIN MOORE & CO., 51 CHESTNUT RIDGE ROAD, MONTVALE, NEW JERSEY 07645. OWNERS OF SHARES HELD IN THE NAME OF ANOTHER PERSON MUST INCLUDE IN THEIR REQUESTS A REPRESENTATION THAT THEY WERE BENEFICIAL OWNERS OF SHARES OF BENJAMIN MOORE & CO. AS OF THE CLOSE OF BUSINESS ON MARCH 1, 1999.

                                          By Order Of The Board of Directors
                                          John T. Rafferty
                                          SECRETARY


Dated: March 18, 1999

                           BENJAMIN MOORE & CO.--PROXY

                   51 CHESTNUT RIDGE ROAD, MONTVALE, NJ 07645
                         ------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Benjamin M. Belcher, Jr., Yvan Dupuy and Richard Roob as proxies to vote all shares of the undersigned at the Annual Meeting of Shareholders to be held April 15, 1999. Each of the named proxies shall have the power to appoint a substitute proxy for himself. The proxies, or any one of them, shall have the power to vote: (i) only those shares of the Common Stock of Benjamin Moore & Co. held of record by the undersigned as of the close of business on March 1, 1999; (ii) at any adjournment or postponement of the meeting; and (iii) upon any subject which may properly be brought before the meeting. The proxies may vote upon all the matters described in the proxy statement furnished with this proxy, subject to any directions indicated below. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW, "FOR" THE PROPOSAL TO AMEND THE BYLAWS AND "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION.

1.  Election of four (4) Class II Directors:
    FOR all nominees listed below / /         WITHHOLD AUTHORITY to vote for all
    nominees listed below / /
    (except as written below)
       Charles H. Bergmann, Jr.   Robert H. Mundheim   Charles C. Vail   Sara B.
    Wardell

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
    THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2.  To Approve the proposal to grant the Board the right to amend the Bylaws
    / / FOR this proposal      / / AGAINST this proposal      / / ABSTAIN from
    voting

3. To Approve the Amendment of the Restated Certificate of Incorporation to eliminate preemptive rights
    / / FOR this proposal      AGAINST this proposal      / / ABSTAIN from
    voting

4. In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting, or any adjournment or postponement thereof.

                                       PLEASE MARK, DATE, SIGN AND RETURN
                                       PROMPTLY
                                       -----------------------------------------
                                       -----------------------------------------
                                       -----------------------------------------
                                       Dated:

                                -----------------------------------------,  1999

                                       The signature(s) should agree with the
                                       name(s) imprinted to the left.
                                       Custodians, Executors, Administrators,
                                       Trustees, Guardians and Attorneys should so indicate when signing.

                                       Number of Shares held on record date:

                ----------------------------------------------------------------

                                                    BENJAMIN MOORE & CO.--VOTING
INSTRUCTIONS

                   51 CHESTNUT RIDGE ROAD, MONTVALE, NJ 07645
                         ------------------------------
                        EMPLOYEES' STOCK OWNERSHIP PLAN
    THESE INSTRUCTIONS ARE SOLICITED BY THE ADMINISTRATIVE COMMITTEE AND THE
                                TRUSTEES OF THE
              BENJAMIN MOORE & CO. EMPLOYEES' STOCK OWNERSHIP PLAN

Pursuant to Section 9.8 of the Benjamin Moore & Co. Employees' Stock Ownership Plan (the "Plan"), the undersigned hereby instructs the Administrative Committee and the Trustees of the Plan, and each or any of them, to vote as designated below, all shares of Common Stock of Benjamin Moore & Co. held in the account of the undersigned under the Plan as of the close of business on March 1, 1999, at the Annual Meeting of Shareholders to be held on April 15, 1999 or any adjournment or postponement thereof. These instructions when properly executed will be followed in the manner directed.

IF NO INSTRUCTIONS ARE GIVEN ON THIS FORM OR IF THE FORM IS NOT RETURNED, ALL SHARES OF COMMON STOCK HELD IN YOUR ACCOUNT UNDER THE PLAN WILL BE VOTED IN THE ELECTION OF DIRECTORS AND ON ANY OTHER PROPOSALS BEFORE THE MEETING IN THE SAME PROPORTION AS SHARES FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM PARTICIPANTS IN THE PLAN. IF AUTHORITY TO VOTE FOR ONE OR MORE NOMINEES IS WITHHELD, THE SHARES OF COMMON STOCK HELD IN YOUR ACCOUNT UNDER THE PLAN WILL BE VOTED ONLY FOR THE BALANCE OF SUCH NOMINEES, IF ANY.

1.  Election of four (4) Class II Directors:
    FOR all nominees listed below / /         WITHHOLD AUTHORITY to vote for all
    nominees listed below / /
    (except as written below)
       Charles H. Bergmann, Jr.   Robert H. Mundheim   Charles C. Vail   Sara B.
    Wardell

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
    THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)
--------------------------------------------------------------------------------

2.  To Approve the proposal to grant the Board the right to amend the Bylaws
    / / FOR this proposal      / / AGAINST this proposal      / / ABSTAIN from
    voting

3. To Approve the Amendment of the Restated Certificate of Incorporation to eliminate preemptive rights
    / / FOR this proposal      / / AGAINST this proposal      / / ABSTAIN from
    voting

4. In their discretion, the Administrative Committee and the Trustees are authorized to vote upon such other business as may properly be brought before the meeting, or any adjournment or postponement thereof.

                                       PLEASE MARK, DATE, SIGN AND RETURN
                                       PROMPTLY
                                       -----------------------------------------
                                       Dated:

                                -----------------------------------------,  1999

                                       The signature should agree with the name
                                                imprinted to the left.